UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 20, 2004
 Date of Report (Date of earliest event reported)

HESKA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-2247	77-0192527
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

1613 Prospect Parkway
Fort Collins, Colorado 80525
(Address of principal executive offices, including zip code)

(970) 493-7272
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencemnt communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

        On September 20, 2004, Heska Corporation (“Heska”) entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Bovine Vaccine Distribution Agreement between Diamond Animal Health, Inc. (“Diamond”), a subsidiary of Heska, and AGRI Laboratories, Ltd. (“AgriLabs”) dated September 30, 2002 (“the Distribution Agreement”). Under the Distribution Agreement, Diamond has a long-term supply agreement with AgriLabs, whereby AgriLabs is the exclusive (outside of Canada) distributor of certain bovine vaccines manufactured by Diamond. The Distribution Agreement provides for certain annual contract minimums, which increase over the life of the contract, which must be met by AgriLabs in order to maintain exclusivity. AgriLabs will continue to have access to the product line under the Distribution Agreement even if it loses exclusivity due to a failure to meet the minimum purchase requiremnent. The Distribution Agreement expires in December 2013. The Amendment provides for a prepayment toward Contract Year 2005 Product purchases and for AgriLabs to maintain its exclusivity rights under the Distribution Agreement until at least June 30, 2005.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation
Dated: September 23, 2004	By: /s/Jason A. Napolitano JASON A. NAPOLITANO Executive Vice President, Chief Financial Officer and Secretary